Exhibit 5.2

March 30, 2012

Visant Corporation

357 Main Street

Armonk, New York 10504

Ladies and Gentlemen:

I am general counsel of Jostens, Inc., a Minnesota corporation (“Jostens”). I have been requested to render this opinion in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by Jostens, Visant Corporation, a Delaware corporation (“Visant”), and certain other guarantors identified in the Registration Statement (together with Jostens, the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by Visant of $750,000,000 aggregate principal amount of 10.00% Senior Notes due 2017 (the “Securities”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Securities. The Securities and the Guarantees were issued under an indenture dated as of September 22, 2010 (the “Indenture”) among Jostens, Visant, the other Guarantors and U.S. Bank National Association.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1.     Jostens has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Minnesota.

2.     The Indenture has been duly authorized, executed and delivered by Jostens.

3.     The Guarantee has been duly authorized, executed, delivered and issued by Jostens.

4.     The issue of the Guarantee by Jostens and the execution, delivery and performance of the Indenture and the Guarantee by Jostens do not and will not violate the Articles of Incorporation or By-laws of Jostens or any statute or any rule or regulation that has been issued pursuant to any statute or any order known to me issued pursuant to any statute by any court or governmental agency or body having jurisdiction over Jostens or any of its properties.

I am a member of the Bar of the State of Minnesota and I do not express any opinion herein concerning any law other than the law of the State of Minnesota and the federal law of the United States.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. This opinion letter may be relied upon by Simpson Thacher & Bartlett LLP.

Very Truly Yours,

/s/ Sheri K. Hank

Sheri K. Hank